Exhibit 99.1

Smart & Final Stores, Inc. Reports First Quarter 2015 Financial Results

COMMERCE, Calif. (April 28, 2015) –Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS) today reported financial results for the fiscal first quarter ended March 22, 2015.

First Quarter Highlights:

•                 Net sales increased 11.9% to $822.2 million

•                 Comparable store sales growth of 6.1%

•                 Net income of $4.9 million, or $0.06 per diluted share

•                 Adjusted net income increased 66.8% to $7.7 million, or $0.10 per diluted share

•                 Adjusted EBITDA increased 15.9% to $35.0 million

•                 258 stores at quarter-end, including 102 Smart & Final Extra! stores

“The year is off to a strong start, with Smart & Final Stores delivering against our business plans and financial objectives,” said Dave Hirz, President and Chief Executive Officer. “Once again, sales performance across both of our banners was strong, resulting in a 6.1% total company comparable store sales increase. Underlying our robust sales performance is the expansion of our Smart & Final Extra! stores and our supporting slate of merchandising and marketing initiatives.”

Mr. Hirz continued, “We have a unique retail model which is resonating with today’s consumers. Our two banners – Smart & Final and Cash & Carry – are highly complementary, offering shoppers a wide range of quality products with exceptional value and in a highly convenient shopping experience.  And importantly, our growth plans are on track, with new store development, a steady pace of Smart & Final legacy-to-Extra! store conversions, and merchandising and marketing activities all contributing positively to our financial performance.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and adjusted EBITDA, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the numbers below are first presented on a GAAP basis and then on an adjusted basis.

First Quarter Fiscal 2015 Financial Results

Net sales were $822.2 million, an 11.9% increase as compared to $735.0 million in the same period of 2014. Net sales growth was driven by a 6.1% increase in comparable store sales and from the net sales contribution of new stores. The growth in comparable store sales was comprised of a 4.2% increase in comparable transaction count and a 1.9% increase in comparable average transaction size.

Net sales for Smart & Final banner stores were $628.8 million, an 11.9% increase as compared to $561.9 million in the same period of 2014.  Comparable store sales growth for the Smart & Final banner was 4.9% in the first quarter.

Net sales for Cash & Carry banner stores were $193.3 million, an 11.7% increase as compared to $173.1 million in the same period of 2014.  Comparable store sales growth for the Cash & Carry banner was 10.2% in the first quarter.

Gross margin from operations was $122.2 million, a 16.8% increase as compared to $104.6 million in the same period of 2014. Gross margin rate in the first quarter was 14.9% as compared to 14.2% in the same period of 2014.

Operating and administrative expenses were $107.0 million, a 15.8% increase as compared to $92.4 million in the same period of 2014. This increase was primarily related to higher sales volumes, increased store support costs and public company costs.

Net income was $4.9 million, as compared $2.5 million in the same period of 2014. Net income per diluted share was $0.06 as compared to $0.04 in the same period of 2014.

Adjusted net income was $7.7 million, an increase of 66.8% as compared to $4.6 million for the same period of 2014. Adjusted net income per diluted share was $0.10 as compared to $0.08 in the same period of 2014.

Adjusted EBITDA was $35.0 million, an increase of 15.9% as compared to $30.2 million in the same period of 2014.

Growth and Development

During the fiscal first quarter of 2015, the Company opened four new Smart & Final Extra! stores. As of March 22, 2015, the Company operated a total of 102 Smart & Final Extra! and 103 legacy Smart & Final stores, and 53 Cash & Carry stores.

Operating Stores at Quarter End (March 22, 2015)

	Smart & Final Banner Stores			Cash & Carry Banner Stores	Total Company
	Legacy format	Extra! format	Total

End of Fiscal 2014	103	98	201	53	254
New stores	-	4	4	-	4
Relocations	-	-	-	-	-
Conversions	-	-	-	-	-
End of 1st Quarter 2015	103	102	205	53	258

In the second quarter of fiscal 2015, the Company expects to open five new Smart & Final Extra! stores, complete four conversions of legacy Smart & Final stores to the Extra! format, including one store relocation, and relocate one Cash & Carry store.

For the remainder of fiscal year 2015, the Company expects to open 16 additional new Smart & Final Extra! stores, complete nine additional conversions of legacy stores to the Extra! format, including three store relocations, and open three additional Cash & Carry stores, including one store relocation. The Company continues to expect the pace of new store openings to be relatively consistent throughout 2015.

Leverage and Liquidity

At March 22, 2015, the Company’s debt, net of debt discount, was $588.4 million and cash and cash equivalents was $124.1 million.

The Company generated cash from operations of $38.1 million in the 12 weeks ended March 22, 2015. The Company invested $24.4 million in capital expenditures, including openings of Extra! format stores and improvements of existing assets.

Outlook

The Company is reiterating the following previously issued outlook for Fiscal Year 2015:

Fiscal Year Ended January 3, 2016
Net sales growth	11% - 12%
Comparable store sales growth	3.5% - 4.5%
Unit growth (net new stores)	20 Smart & Final Extra! 2 Cash & Carry
Relocations of existing stores	3 Smart & Final 1 Cash & Carry
Conversions of legacy stores to the Extra! format	6 stores
Adjusted EBITDA	$185 - $190 million
Adjusted net income	$51 - $53 million
Adjusted diluted EPS	$0.67- $0.70
Capital expenditures	$135 - $145 million
Basic weighted average shares	73.1 million
Fully diluted weighted average shares	76.6 million

First Quarter 2015 Conference Call

The Company will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET to discuss its fiscal first quarter 2015 financial results. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The conference call can also be accessed on the “Investors” section of the Company’s web site at http://www.smartandfinal-investor.com/.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available beginning today at approximately 7:30 p.m. Eastern Time, by dialing (877) 870-5176 (U.S.) or (858) 384-5517 (International) and entering the replay pin number: 13603649.  The telephonic replay will be available until 11:59 p.m. Eastern Time, on Tuesday, May 12, 2015.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value-oriented food and everyday staples retailer that serves household and business customers. The Company is headquartered in Commerce (located in Los Angeles), CA, where it was founded over 140 years ago.  As of March 22, 2015, the Company operated 258 grocery and foodservice stores under the “Smart & Final”, “Smart & Final Extra!” and “Cash & Carry Smart Foodservice” banners in California, Oregon, Washington, Arizona, Nevada, and Idaho, with an additional 15 stores in northern Mexico operated through a joint venture.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the “Risk Factors,” “Special Note Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:

Laura Bainbridge / Andrew Greenebaum

Addo Communications

O: 310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:

press@smartandfinal.com

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Dollars in Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended
	March 22, 2015	March 23, 2014

Net sales	$822,170	$735,016
Cost of sales, buying and occupancy	700,005	630,427
Gross margin	122,165	104,589

Operating and administrative expenses	106,951	92,358
Income from operations	15,214	12,231

Interest expense, net	7,998	8,836
Equity in earnings of joint venture	515	452
Income before income taxes	7,731	3,847

Income tax provision	(2,848)	(1,340)
Net income	$4,883	$2,507

Basic earnings per share	$0.07	$0.04
Diluted earnings per share	$0.06	$0.04

Weighted average shares outstanding:
Basic	73,084,282	57,171,190
Diluted	76,654,281	59,495,270

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Share and Per Share Amounts)

	March 22, 2015	December 28, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$124,077	$106,847
Accounts receivable, less allowances of $796 and $787 at March 22, 2015 and December 28, 2014, respectively	19,547	23,666
Inventories	211,091	223,404
Prepaid expenses and other current assets	17,650	26,532
Deferred income taxes	22,419	22,419
Total current assets	394,784	402,868

Property, plant, and equipment:
Land	10,394	11,165
Buildings and improvements	20,441	23,938
Leasehold improvements	186,732	176,114
Fixtures and equipment	214,170	203,473
Construction in progress	16,301	7,344
	448,038	422,034
Less accumulated depreciation and amortization	128,205	115,350
	319,833	306,684

Capitalized software, net of accumulated amortization of $10,231 and $9,486 at March 22, 2015 and December 28, 2014, respectively	10,819	10,403
Other intangible assets, net	324,437	325,289
Goodwill	611,242	611,242
Deferred financing costs, net	5,556	5,894
Equity investment in joint venture	11,824	11,924
Other assets	53,565	54,988
Total assets	$1,732,060	$1,729,292

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$165,069	$184,897
Accrued salaries and wages	30,526	28,582
Accrued expenses	84,766	72,667
Total current liabilities	280,361	286,146

Long-term debt, less current portion and debt discount	588,402	588,117
Deferred income taxes	123,866	125,673
Postretirement and postemployment benefits	126,741	127,004
Other long-term liabilities	90,053	85,144

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value;
Authorized shares – 340,000,000 Issued and outstanding shares - 73,771,218 and 73,755,388 at March 22, 2015 and December 28, 2014, respectively	74	74
Additional paid-in capital	492,096	489,550
Retained earnings	36,884	32,001
Accumulated other comprehensive loss	(6,417)	(4,417)
Total stockholders’ equity	522,637	517,208
Total liabilities and stockholders’ equity	$1,732,060	$1,729,292

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in Thousands)

	Twelve Weeks Ended
	March 22, 2015	March 23, 2014
Operating activities
Net income	$4,883	$2,507
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,056	7,652
Amortization	6,445	6,367
Amortization of deferred financing costs and debt discount	655	735
Share-based compensation	2,384	–
Excess tax benefits related to share-based payments	(55)	–
Deferred income taxes	(883)	–
Equity in earnings of joint venture	(515)	(452)
Gain on disposal of property, plant, and equipment	(3)	(2)
Asset impairment	431	73
Changes in operating assets and liabilities:
Accounts receivable, net	4,120	(118)
Inventories	12,313	19,057
Prepaid expenses and other assets	9,061	(1,111)
Accounts payable	(19,828)	(4,120)
Accrued salaries and wages	1,944	1,244
Other accrued liabilities	9,059	692
Net cash provided by operating activities	38,067	32,524

Investing activities
Purchases of property, plant, and equipment	(22,920)	(13,645)
Proceeds from disposal of property, plant, and equipment	4,889	15
Investment in capitalized software	(1,463)	(599)
Other	(1,260)	(39)
Net cash used in investing activities	(20,754)	(14,268)

Financing activities
Proceeds from exercise of stock options	107	–
Fees paid in conjunction with debt financing	(31)	(31)
Payments on bank debt	–	(1,800)
Payments of IPO issuance costs	(214)	–
Excess tax benefits related to share-based payments	55	–
Contingent consideration related to acquisition of SFHC	–	(248)
Net cash used in financing activities	(83)	(2,079)

Net increase in cash and cash equivalents	17,230	16,177
Cash and cash equivalents at beginning of period	106,847	53,699
Cash and cash equivalents at end of period	$124,077	$69,876

Cash paid during the period for:
Interest	$212	$7,103
Income taxes	$770	$–

Non-cash investing and financing activities
Software development costs incurred but not paid	$117	$49
Construction in progress costs incurred but not paid	$15,947	$17,831

Smart & Final Stores, Inc. and Subsidiaries

Segment Reporting

(Unaudited)

(Dollars in Thousands)

	Smart & Final	Cash & Carry	Corporate / Other	Consolidated
Twelve Weeks Ended March 22, 2015
Net sales	$628,836	$193,334	$-	$822,170
Cost of sales, distribution and store occupancy	530,620	167,307	2,078	700,005
Operating and administrative expenses	78,247	13,887	14,817	106,951
Income (loss) from operations	$19,969	$12,140	$(16,895)	$15,214

Capital expenditures	$20,867	$1,678	$1,838	$24,383

Twelve Weeks Ended March 23, 2014
Net sales	$561,942	$173,074	$-	$735,016
Cost of sales, distribution and store occupancy	478,359	150,273	1,795	630,427
Operating and administrative expenses	67,588	12,302	12,468	92,358
Income (loss) from operations	$15,995	$10,499	$(14,263)	$12,231

Capital expenditures	$12,195	$128	$1,921	$14,244

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP, the Company uses certain non-GAAP financial measures, namely adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and Adjusted EBITDA to clarify and enhance understanding of its past performance. The Company defines adjusted net income as net income adjusted for the items set forth in the tables below.  The Company defines adjusted net income per share as adjusted net income divided by the weighted average basic shares outstanding.  The Company defines adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding.  The Company defines EBITDA as net income before depreciation and amortization, interest expense and provision for income tax, and adjusted EBITDA as EBITDA adjusted for the items set forth in the tables below.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following tables present reconciliations of adjusted net income, EBITDA and adjusted EBITDA to net income, and adjusted net income per share and adjusted net income per diluted share to net income per share, for the twelve-week periods ended March 22, 2015 and March 23, 2014.

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of EBITDA to Adjusted EBITDA

(Unaudited)

(Dollars in Thousands)

	Twelve Weeks Ended
	March 22, 2015	March 23, 2014
Net income	$4,883	$2,507
Depreciation and amortization	14,501	14,019
Interest expense, net	7,998	8,836
Income tax provision	2,848	1,340
EBITDA	30,230	26,702

Adjustments to EBITDA
Transaction costs (a)	61	-
Loss from closed stores and exit costs (b)	90	307
Loss from asset dispositions (c)	408	73
Share-based compensation expense (d)	2,384	-
Non-cash rent (e)	793	1,184
Pre-opening costs (f)	1,133	441
Other items (g)	(70)	1,527
Adjusted EBITDA	$35,029	$30,234

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

(Dollars in Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended
	March 22, 2015	March 23, 2014
Net income	$4,883	$2,507
Income tax provision	2,848	1,340
Net income before income taxes	7,731	3,847

Adjustments to Net Income
Transaction costs (a)	61	-
Loss from closed stores and exit costs (b)	90	307
Loss from asset dispositions (c)	408	73
Share-based compensation expense (d)	2,384	-
Non-cash rent (e)	793	1,184
Pre-opening costs (f)	1,133	441
Other items (g)	(70)	1,527
Adjusted income tax provision	(4,805)	(2,749)
Adjusted net income	$7,725	$4,630

Adjusted Net Income Per Share

Net income per share - basic	$0.07	$0.04
Per share impact of net income adjustments	0.04	0.04
Adjusted net income per share - basic	$0.11	$0.08
Net income per share - diluted	$0.06	$0.04
Per share impact of net income adjustments	0.04	0.04
Adjusted net income per share - diluted	$0.10	$0.08

Weighted average shares - basic	73,084,282	57,171,190
Weighted average shares - fully diluted	76,654,281	59,495,270

(a)  Represents costs primarily associated with the secondary public offering of the Company’s common stock by certain of its stockholders that were charged to expense in the twelve weeks ended March 22, 2015.

(b)  Represents costs associated with store closure and exit costs.

(c)   Represents non-cash loss associated with asset dispositions and impairment charges.

(d)  Represents expenses associated with the Company’s equity-based incentive award program.

(e)  Represents non-cash component of recognized rent expense.

(f)   Represents new store and relocation opening costs consisting primarily of rent, utilities, distribution, store labor and advertising.

(g)  Represents consulting expenses related to strategic growth initiatives for the twelve weeks ended March 23, 2014.